EXHIBIT 10.21

FOURTH AMENDMENT TO THE

MASTER PRIVATE LABEL REMARKETING AGREEMENT

This Fourth Amendment (“Fourth Amendment”) to that certain Master Private Label Remarketing Agreement by and between Interwise, Inc, (“Interwise”) and Docent, Inc, (“Company”) dated 23 April 2002, as amended by that certain First Amendment dated 30 September 2002, that certain Second Amendment dated 31 March 2003, and that certain Third Amendment dated 25 June 2003 (collectively, the “Agreement”) is made as of 30 September 2003 (the “Fourth Amendment Effective Date”).

WHEREAS, the parties wish to amend the Agreement to revise the Commitment Period to be for the entire term of the Agreement until 22 April 2005 (“Term”) such that Company has that period of time to meet the Commitment Amount; and

WHEREAS, the parties wish to amend the Commitment Period Discount provided to Company by Interwise for the Products from * with such Commitment Period Discount being valid for the entire Term of the Agreement.

NOW THEREFORE, the parties amend the existing Agreement to reflect the above desires of the parties as follows:

1. Notwithstanding anything to the contrary in the Agreement, Company agrees that the Term of this Agreement is until 22 April 2005, that Company agrees to distribute Products up to the amount of One Million Dollars ($1,000,000) (“Commitment Amount”) during the Term, and Interwise agrees to provide the Products to Company for a * Discount from the Exhibit E, Price List, during the Term. Exhibit E may be updated by Interwise from time to time upon thirty (30) days written notice to Company. Such Commitment Amount is guaranteed, non-cancelable, and non-refundable. There will be no prepaid license fees.

2. Exhibit E Price List is hereby deleted in its entirety and replaced by a new Exhibit E as set forth in this Amendment.

3. Articles 2 and 4 in the First Amendment are deleted in their entirety. All references to * in Article 3 in the First Amendment are revised to *.

4. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

5. Except as provided for in this Fourth Amendment, all other terms and conditions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

INTERWISE	COMPANY
Interwise USA, Inc.,	Docent, Inc.

Signature	Signature

Name	Name

Title	Title

EXHIBIT E

PRICE LIST

1. Definitions

“Consultant” means any consultant of Customer given access to the ECP Service through Customer’s Network for whom Customer agrees to be responsible with respect to the terms and conditions of this Agreement.

“Customer’s Network” means Customer’s LAN, WAN, VPN or similar network.

“ECP Service” means the provision of iMentoring, Meetings, iClass, iSeminar and iCast events (or comparable services) using the Enterprise Communication Platform as made available by Interwise from time to time at Interwise’s designated web site or IP address (or by Company at Company’s designated web site or IP address as permitted under the Agreement), including associated documentation made available to Customer in written form or online.

“End User” shall mean Customer.

“End User License Agreement” shall mean a Customer License or Docent Customer License.

“External Users” shall mean those Guest Users and Full ECP Seats who connect directly to the ECP Service without connecting through Customer’s Network.

“Full ECP Seats” means the total number of Customer employees and Consultants, as designated in the applicable Customer License or Docent Customer License, who may access the ECP Service to both initiate and participate in events; provided that any Full ECP Seats with access to the administrative controls of the ECP Service shall have executed a confidentiality agreement with Customer as restrictive as the confidentiality provisions set forth in the Agreement.

“Guest User” means an individual end user of the ECP Service (who may be employees, Consultants, or third party non-employees) who may access events to which they have been invited by a Full ECP Seat, but who may not initiate such events.

“Internal Users” shall mean those Guest Users and Full ECP Seats who connect to the ECP Service through Customer’s Network.

2. Interwise Price Schedules

Perpetual License Fees *

Note 1: Hosting and Support and Maintenance is not included in License Fees, and are due and payable annually commencing on the Effective Date of the End User License Agreement. No Support and Maintenance will be provided for any End User not subscribing to Support and Maintenance, and such End User shall not be entitled to any Updates.

Note 2: No Perpetual Licenses may be licensed with less than * Full ECP Seats.

Note 3: Each Perpetual License includes unlimited Guest Users, which are also External Users. Guest Users, which are Internal Users, are limited to * events per year.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Interwise ECP Services Subscription Fees *

Note 1: Except for the Introductory Packages set forth below, no ECP Services Subscriptions may be sold with less than * Full ECP Seats.

Note 2: External Users may attend unlimited events as Guest Users hereunder. Internal User may only attend * events per year as Guest Users.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Introductory Packages (One Year Interwise ECP Services Subscriptions) *

Note 1: Introductory Packages provide entry-level price points for situations requiring less than * Full ECP Seats. These Packages are limited to one year ECP Services Subscriptions. Multi year Packages are not available.

Note 2: External Users may attend unlimited events as Guest Users hereunder. Internal User may only attend * events per year as Guest Users.

Note 3: Professional Services are an additional charge, and are strongly recommended to ensure the success of any Introductory Package.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Training Seats *

Note 1: Except for the Introductory Packages set forth above, no ECP Services Subscriptions or Perpetual Licenses providing for Training Seats may be licensed or sold, as applicable, with less than * Training Seats.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.